Exhibit 99.1

Imperial Holdings, Inc. Announces Fourth Quarter and Year-End 2013 Results

Company Reports Book Value of $9.11 per Share

Boca Raton, FL, March 10, 2014 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today its financial results for the three months and year ended December 31, 2013.

Three Months Ended December 31, 2013

Total income from continuing operations was $6.5 million for the three months ended December 31, 2013 compared to a total income from continuing operations of $3.1 million for the same period in 2012. The increase in total income was primarily due to an improvement in the fair value of the Company’s investment in life settlements. Total expenses were $2.6 million for the three months ended December 31, 2013 compared to $7.3 million for the same period in 2012. The decrease in expenses was primarily due to a downward adjustment of $4.1 million in the estimated fair value of the Company’s outstanding note payable and lower legal fees of $2.2 million. These reductions were partially offset by an increase of $1.6 million in interest expense for the Company’s outstanding note payable.

The Company reported net income from continuing operations of $3.9 million, or $.18 per fully diluted share, for the three months ended December 31, 2013, compared to a net loss of $4.2 million, or ($0.20) per fully diluted share, for the same period in 2012.

Year Ended December 31, 2013

Total income from continuing operations was $89.1 million for the twelve months ended December 31, 2013, compared to $5.1 million for the same period in 2012, an $84.0 million increase. The increase was primarily driven by a $71.5 million unrealized gain in investment in life settlements associated with the one-time addition of 416 life insurance policies that were acquired during the quarter ended June 30, 2013. Total expenses were $37.2 million for the twelve months ended December 31, 2013 compared to $47.1 million for the same period in 2012, a decrease of $9.9 million.

The Company reported net income from continuing operations of $51.8 million, or $2.44 per fully diluted share, for the twelve months ended December 31, 2013, compared to a net loss of $42.0 million or ($1.98) per fully diluted share, for the same period in 2012.

On October 25, 2013, the Company sold substantially all of the assets comprising its structured settlement business for $12.0 million. As a result of the sale, the Company retrospectively reclassified its structured settlement business operating results as discontinued operations, net of income taxes, for all periods presented and the Company has discontinued segment reporting.

As of December 31, 2013, the Company had $22.7 million of cash and cash equivalents and $13.5 million in restricted cash. As of March 1, 2014, the Company had cash and cash equivalents of approximately $84.9 million, inclusive of net proceeds from its recent convertible Notes offering and elimination of its restricted cash balance. As of December 31, 2013, the Company had 21,237,166 shares outstanding and a book value of $9.11 per share.

Life Settlements Portfolio Highlights

At December 31, 2013, the estimated fair value of the Company’s 612 life insurance policies was $303.0 million compared to $113.4 million for 214 life insurance policies at December 31, 2012. The weighted average discount rate used in the Company’s fair value model was 19.14% at December 31, 2013 compared to 24.01% at December 31, 2012. The aggregate face value of the Company’s portfolio of life insurance policies was approximately $3.0 billion at December 31, 2013.

Antony Mitchell, Chief Executive Officer of Imperial, commented, “In 2013, we were successful in restructuring our balance sheet and substantially increasing shareholder value while simplifying and rationalizing our investment thesis. With the sale of our structured settlements business in the fourth quarter, and our recent $70.7 million capital raise, we have significantly improved our cash position, reduced operating costs, and positioned ourselves to take advantage of unique investment opportunities we are seeing in the Life Finance space.”

Conference Call

The Company will host a conference call today at 5:00 P.M ET. To join the call please dial US Toll Free (877) 312-5529 or from Outside of the US (253) 237-1147 and provide Conference ID 2265201 when prompted.

The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.imperial.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso
Imperial Holdings, Inc.
Director- Investor Relations
561.672.6114
IR@imperial.com

www.imperial.com

-SELECTED FINANCIAL TABLES FOLLOW-

Imperial Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31,
	2013	2012
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$14,722	$7,001
Cash and cash equivalents (VIE)	7,977	—
Restricted cash	13,506	1,162
Investment securities available for sale, at estimated fair value	—	12,147
Deferred costs, net	—	7
Prepaid expenses and other assets	1,331	14,165
Deposits—other	1,597	2,855
Interest receivable, net	—	822
Loans receivable, net	—	3,044
Structured settlement receivables, at estimated fair value	660	1,680
Structured settlement receivables at cost, net	797	1,574
Investment in life settlements, at estimated fair value	48,442	113,441
Investment in life settlements, at estimated fair value (VIE)	254,519	—
Receivable for maturity of life settlements (VIE)	2,100	—
Fixed assets, net	74	217
Investment in affiliates	2,378	2,212
Assets of segment held for sale	—	15

Total assets	$348,103	$160,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$2,977	$6,606
Accounts payable and accrued expenses (VIE)	341	—
Other liabilities	21,221	20,796
Note payable, at estimated fair value (VIE)	123,847	—
Income taxes payable	6,295	6,295

Total liabilities	154,681	33,697
Commitments and Contingencies
Stockholders’ Equity
Common stock (80,000,000 authorized; 21,237,166 and 21,206,121 issued and issued and outstanding as of December 31, 2013 and 2012, respectively)	212	212
Additional paid-in-capital	239,506	238,064
Accumulated other comprehensive loss	—	(3)
Accumulated deficit	(46,296)	(111,628)

Total stockholders’ equity	193,422	126,645

Total liabilities and stockholders’ equity	$348,103	$160,342

Imperial Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31,
	2013	2012
	(in thousands, except share and per share data)
Income
Interest income	$1	$17
Interest and dividends on investment securities available for sale	—	60
Origination fee income	—	16
Loss on life settlements, net	(281)	—
Change in fair value of life settlements	6,737	2,740
Servicing fee income	—	228
Other income	15	20

Total income	6,472	3,081

Expenses
Interest expense	1,638	36
Change in fair value of note payable	(4,078)	—
Provision for losses on loans receivable	—	74
Loss on loan payoffs and settlements, net	—	111
Amortization of deferred costs	—	115
Personnel costs	1,963	2,062
Insurance	478	618
Legal fees	446	2,677
Professional fees	1,717	1,201
Other selling, general and administrative expenses	410	429

Total expenses	2,574	7,323

Income (loss) from continuing operations before income taxes	3,898	(4,242)
Provision (benefit) for income taxes	1	(7)

Net income (loss) from continuing operations	$3,899	$(4,249)

Discontinued Operations:
Income from discontinued operations, net of income taxes	571	585
Gain on disposal of discontinued operations	11,311	—

Net income from discontinued operations	11,882	585

Net income (loss)	$15,781	$(3,664)

Earnings (loss) per share:
Basic earnings (loss) per common share
Continuing operations	$0.18	$(0.20)
Discontinued operations	$0.56	$0.03

Net income (loss)	$0.74	$(0.17)

Diluted earnings (loss) per common share
Continuing operations	$0.18	$(0.20)
Discontinued operations	$0.56	$0.03

Net income (loss)	$0.74	$(0.17)

Weighted average shares outstanding:

Basic	21,219,880	21,206,121

Diluted	21,226,524	21,206,121

Life Finance Business Segment

	For the Years Ended December 31,
	2013	2012	2011
Period Acquisitions — Policies Owned
Number of policies acquired	432	31	151
Average age of insured at acquisition	77.7	75.5	78.0
Average life expectancy — Calculated LE (Years)	12.7	13.2	10.4
Average death benefit	$4,749	$5,354	$4,929
Aggregate purchase price	$58,645	$5,708	$56,889
End of Period — Policies Owned
Number of policies owned	612	214	190
Average Life Expectancy — Calculated LE (Years)	11.6	10.6	10.6
Aggregate Death Benefit	$2,954,890	$1,073,156	$935,466
Aggregate fair value	$302,961	$113,441	$90,917
Monthly premium — average per policy	$7.5	$10.9	$10.7
End of Period Loan Portfolio
Loans receivable, net	$—	$3,044	$29,376
Number of policies underlying loans receivable	—	22	138
Aggregate death benefit of policies underlying loans receivable	$—	$89,650	$653,493
Number of loans with insurance protection	—	5	91
Loans receivable, net (insured loans only)	$—	$91	$20,785
Average Per Loan:
Age of insured in loans receivable	—	75.5	75.0
Life expectancy of insured (years)	—	15.7	15.6
Monthly premium	$—	$5	$6
Loan receivable, net	$—	$138	$213
Interest rate	—	13.0%	12.3%